EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)


Pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Wien Group, Inc., a New York corporation (the Company), do hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities & Exchange Commission (the 10-QSB Report) that:

(1) the 10-QSB Report fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and,

(2) the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 12, 2005                       /s/ Stephen S. Wien
                                          -----------------------------
                                          STEPHEN S. WIEN
                                          Chief Executive Officer
                                          & Chief Financial Officer